EXHIBIT 10.3

March 16, 2007

U.S. Auto Parts Network, Inc.

17150 South Margay Avenue

Carson, CA 90746

Ladies and Gentlemen:

The undersigned is a holder of shares of the common stock of U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”). The undersigned acknowledges and understands that the Company recently completed an initial public offering of shares of the Company’s common stock (“Common Stock”) pursuant to a registration statement filed with the Securities and Exchange Commission (the “Commission”), which offering has created a public market for the Common Stock. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise dispose of (collectively, a “Disposition”) any shares of Common Stock (including, without limitation, shares of Common Stock sold in the Initial Public Offering and shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option or a warrant) or any securities convertible into, derivative of or exercisable or exchangeable for or any rights to purchase or acquire Common Stock, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired (collectively, the “Securities”) during the period beginning from the date hereof through February 8, 2008 (the “Lock-up Period”).

The undersigned acknowledges and agrees that the above restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the undersigned. The undersigned further acknowledges and agrees that such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security that includes, relates to or derives any significant part of its value from the Securities.

Notwithstanding the foregoing, the undersigned (i) if an individual, may transfer any or all of the Securities either during his or her lifetime or upon death, by gift, will or intestacy, to his or her immediate family or to a trust or limited partnership the beneficiaries or members of which are exclusively the undersigned and/or a member or members of his or her immediate family, (ii) if a trust, may distribute any or all of the Securities to its beneficiaries, or (iii) if a corporation, partnership or a limited liability company, may distribute any or all of the Securities to its shareholders, partners or members; provided, however, that in the case of each of the clauses (i), (ii) and (iii) it shall be a condition to such transfer or distribution that: (a) such transfer or distribution shall result in no dispensation of value; (b) such transfer or distribution shall not be required to be reported in a public filing or report or any other forum; (c) the undersigned shall not otherwise voluntarily effect any filing or report regarding such transfer or distribution; (d) the transferee shall execute an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Lock-up Agreement; and (e) there shall be no further transfer of such Securities except in accordance with this Lock-up Agreement. For purposes of this Lock-up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also consents and agrees to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Securities except in compliance with the restrictions set forth herein.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.

Very truly yours,

OAK INVESTMENT PARTNERS XI, L.P.

By:	/s/ FREDRIC HARMAN
Fredric Harman
General Partner